UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 8, 2007, the Compensation Committee of the Board of Directors of Parallel Petroleum Corporation or, “Parallel,” granted cash bonuses and increased the base salaries of each of its executive officers as follows:

Name and Position	Amount of Cash Bonus	Base Salary

Thomas A. Cambridge, Chairman of the Board of Directors	$50,000.00	From $135,000 to $145,000

Larry C. Oldham, President and Chief Executive Officer	$175,000.00	From $300,000 to $330,000

Donald E. Tiffin, Chief Operating Officer	$137,500.00	From $250,000 to $275,000

Steven D. Foster, Chief Financial Officer	$50,000.00	From $175,000 to $190,000

John S. Rutherford, Vice President of Land and Administration	$50,000.00	From $160,000 to $175,000

Eric A. Bayley, Vice President of Corporate Engineering	$50,000.00	From $160,000 to $175,000

The Compensation Committee also approved an amendment to the Parallel Petroleum Corporation Incentive and Retention Plan or, the “Plan.” The amendment is subject to approval by the Board of Directors of Parallel. If approved by the Board of Directors, the amendment will expand the category of eligible participants in the Plan to include consultants to Parallel. Before the amendment, eligible participants included executive officers of Parallel, other officers employed by Parallel or its subsidiaries and any other non-officer employee of Parallel or its subsidiaries selected by the Compensation Committee.

The following is a summary of the material features of the Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, which is incorporated by reference into this Current Report on Form 8-K.

Purpose

The purpose of the Plan is to advance the interests of Parallel and its stockholders by providing officers and employees with incentive bonus compensation which is linked to a corporate transaction. As defined in the Plan, a corporate transaction means:

•

an acquisition of Parallel by way of purchase, merger, consolidation, reorganization or other business combination, whether by way of tender offer or negotiated transaction, as a result of which Parallel’s outstanding securities are exchanged or converted into cash, property and/or securities not issued by Parallel;

•	a sale, lease, exchange or other disposition by Parallel of all or substantially all of its assets;

•	the stockholders of Parallel approving a plan or proposal for the liquidation or dissolution of Parallel; or

•	any combination of any of the foregoing.

The Plan also recognizes the possibility of a proposed or threatened transaction and the need to be able to rely upon officers and employees continuing their employment, and that Parallel be able to receive and rely upon their advice as to the best interests of Parallel and its stockholders without concern that they might be distracted by the personal uncertainties and risks created by any such transaction. In this regard, the Plan also provides for a retention payment upon the occurrence of a change of control, as defined below.

Eligibility

All members of Parallel’s “executive group” are participants in the Plan. For purposes of the plan, the “executive group” includes all executive officers of Parallel and any other officer employee of Parallel selected by the Compensation Committee in its sole discretion. In addition, the Committee may designate other non-officer employees of Parallel as participants in the Plan who will also be eligible to receive a performance bonus upon the occurrence of a corporate transaction or a retention payment upon the occurrence of a change of control.

If approved by the Board of Directors of Parallel, the provisions of the Plan specifying eligible participants will be amended to include consultants designated by the Committee.

Performance and Retention Payments

Generally, the Plan provides for cash payments of:

•	a one-time performance bonus to eligible officers and employees upon the occurrence of a corporate transaction; or

•

a one time retention payment upon a change of control of Parallel. A change of control is generally defined as the acquisition of beneficial ownership of 60% or more of the voting power of Parallel’s outstanding voting securities by any person or group of persons, or a change in the composition of the Board of Directors of Parallel such that the individuals who, at the effective date of the Plan, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

The total amount available for payments under the Plan depends on future prices of Parallel’s common stock, which is undeterminable until a triggering event occurs. In the case of a corporate transaction, the total cash obligation for performance bonuses is equal to the sum of (a) the per share price received by all stockholders minus a base price of $3.73 per share, multiplied by 1,080,362 base shares, plus (b) the per share price received by all stockholders minus an “additional base price” of $8.62 per share, multiplied by 400,000 “additional base shares”. The $3.73 base price represents the volume weighted average closing price per share of Parallel’s common stock for the fiscal quarter ended December 31, 2003 and the 1,080,362 base shares represents the weighted average number of shares of common stock (basic) outstanding for the same period. As an example, assuming that a corporate transaction or change of control had occurred on December 31, 2006, and based on a per share price of $17.57, the closing price of our stock on December 31, 2006, the total amount available for payments under the Plan would be the sum of [(17.57 – 3.73) x 1,080,362], plus [(17.57 – 8.62) x 400,000], or approximately $18.5 million.

If a corporate transaction or change of control occurs, the Compensation Committee will allocate for payment to each member of the executive group such portion of the total performance bonus or retention payment as the Compensation Committee determines in its sole discretion. After making these allocations, if any part of the total performance bonus or retention payment amount remains unallocated, the Compensation Committee will allocate any remaining portion of the performance bonus or retention payment among all other participants in the Plan. After all allocations of the performance bonus have been made, each participant’s proportionate share of the performance bonus or retention payment will be paid in a cash lump sum.

Parallel’s ultimate liability under the Plan is not readily determinable because of the inability to predict Parallel’s stock price on the future date of any corporate transaction or change of control. No liability will be recorded until such time as a corporate transaction or change of control becomes probable and the amount of the liability becomes determinable. The occurrence of a change of control or a corporate transaction could have a negative impact on Parallel’s financial condition and results of operation, depending upon the price of Parallel’s common stock at the time of a change of control or corporate transaction.

Unfunded Obligation

The Plan is entirely unfunded and the Plan makes no provision for segregating any of Parallel’s assets for payment of any amounts under the Plan.

Rights Nontransferable

A participant’s rights under the Plan are not transferable.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors of Parallel. The Committee has the power, in its sole discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan. The Compensation Committee has the authority to control and manage the operation and administration of the Plan and has the power to:

•	designate the officers and employees of Parallel and its subsidiaries who participate in the Plan, in addition to the “executive group”;

•	maintain records and data necessary for proper administration of the Plan;

•	adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan;

•	enforce the terms of the Plan and the rules and regulations it adopts;

•	employ agents, attorneys, accountants or other persons; and

•	perform any other acts necessary or appropriate for the proper management and administration of the Plan.

Termination

The Plan automatically terminates and expires on the date participants receive a performance bonus or retention payment.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Parallel Petroleum Corporation

Incentive and Retention Plan, as amended August 23, 2005 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, dated August 23, 2005 and filed with the Securities and Exchange Commission on August 29, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham
Larry C. Oldham, President

and Chief Executive Officer

Dated: February 13, 2007